Exhibit 99.2
JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on the Schedule 13D filed herewith (and any amendments thereto), relating to the Common Shares, par value 1 and 2/3 Philippine Pesos per share, of PSi Technologies Holdings, Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

August 5, 2008

MERRILL LYNCH GLOBAL EMERGING	MERRILL LYNCH & CO., INC.
MARKETS PARTNERS, LLC
By: /s/ Jonathan N. Santelli
By: Merrill Lynch Global Emerging	Name: Jonathan N. Santelli
Partners, L.P.,	Title: Assistant Secretary
as its Managing Member
MERRILL LYNCH GROUP, INC.
By: Merrill Lynch Global Capital L.L.C.,
as its General Partner	By: /s/ Jonathan N. Santelli
Name: Jonathan N. Santelli
By: Merrill Lynch Global Private Equity,	Title: Authorized Person*
Inc.,
as its Managing Member	ML IBK POSITIONS, INC.

By: /s/ Douglas P. Madden	By: /s/ Douglas P. Madden
Name: Douglas P. Madden	Name: Douglas P. Madden
Title: Assistant Secretary	Title: Assistant Secretary

MERRILL LYNCH GLOBAL EMERGING	MERRILL LYNCH GLOBAL PRIVATE
MARKETS PARTNERS II, LLC	EQUITY, INC.

By: Merrill Lynch Global Emerging	By: /s/ Douglas P. Madden
Partners, L.P.,	Name: Douglas P. Madden
as its Managing Member	Title: Assistant Secretary

By: Merrill Lynch Global Capital L.L.C.,	MERRILL LYNCH GLOBAL CAPITAL,
as its General Partner	L.L.C.

By: Merrill Lynch Global Private Equity,	By: Merrill Lynch Global Private Equity,
Inc.,	Inc.
as its Managing Member	Its Managing Member

By: /s/ Douglas P. Madden	By: /s/ Douglas P. Madden
Name: Douglas P. Madden	Name: Douglas P. Madden
Title: Assistant Secretary	Title: Assistant Secretary

MERRILL LYNCH GLOBAL
EMERGING MARKETS PARTNERS,
L.P.

By: Merrill Lynch Global Capital, L.L.C.
Its General Partner

By: Merrill Lynch Global Private Equity,
Inc.
Its Managing Member

By: /s/ Douglas P. Madden
Name: Douglas P. Madden
Title: Assistant Secretary